Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. DECLARES DIVIDEND

Manitowoc, WI, November 22, 2017 – County Bancorp, Inc. (NASDAQ: ICBK), the parent company for Investors Community Bank, announced that on November 21, 2017 its Board of Directors declared a quarterly cash dividend of $0.06 per share. The dividend will be payable December 22, 2017 to shareholders of record on December 8, 2017.

“We are pleased to again pay this dividend to our shareholders," said Timothy J. Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank. “Our third quarter results were positive and our loan pipeline is strong as we continue to focus on both loan and deposit growth in our ag and commercial divisions.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin. Our customers are served from our full-service locations in Green Bay, Appleton, Manitowoc and Stevens Point, and our loan production offices in Darlington, Eau Claire, Sheboygan and Fond du Lac.

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Investor Relations Contact

Timothy J. Schneider

CEO, Investors Community Bank

Phone: (920) 686-5604

Email: tschneider@investorscommunitybank.com